As filed with the Securities and Exchange Commission on November 20, 2002
Registration No. 333-99301

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO FORM S-4
ON
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

UMPQUA HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon (State of Incorporation)	000-25597 (Primary Standard Industrial Classification Code Number)	93-1261319 (IRS Employer Identification No.)

200 SW Market Street, Suite 1900, Portland, Oregon 97204
(503) 546-2499
(Address of Principal Executive Offices and Telephone Number)

Centennial Bancorp 1993 Incentive Stock Option Plan
Centennial Bancorp 1993 Stock Option Plan for Nonemployee Directors
Centennial Bancorp Restated 1995 Stock Incentive Plan
(Full title of the plan)

Raymond P. Davis
President and Chief Executive Officer
Umpqua Holdings Corporation
200 SW Market Street, Suite 1900
Portland, Oregon 97201
(503) 546-2499
(Name, Address and Telephone Number of Agent for Service)

Copies to:

Kenneth E. Roberts, Esq. Foster Pepper & Shefelman LLP 101 SW Main Street, Suite 1500 Portland, Oregon 97204 (503) 221-0607	Carol Dey Hibbs, Esq. Tonkon Torp LLP 888 SW Fifth Avenue, Suite 1600 Portland, Oregon 97204 (503) 221-1440

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value	807,312	N/A (2)	N/A (2)	N/A (2)
(1)

Umpqua Holdings Corporation originally registered 9,500,000 shares of its common stock on the Registration Statement on Form S-4 to which this post-effective amendment relates. Umpqua issued approximately 7,787,082 shares to shareholders of Centennial Bancorp for shares of Centennial common stock.

(2)

Umpqua paid all filing fees payable in connection with the registration of these securities with the filing of the Registration Statement on Form S-4 filed on September 9, 2002, amended and effective September 30, 2002.

INTRODUCTORY STATEMENT

On November 15, 2002, Centennial Bancorp merged with and into Umpqua Holdings Corporation, with Umpqua the surviving corporation. As a result of the merger, each outstanding share of Centennial common stock was converted into the right to receive Umpqua common stock, cash or a combination of cash and stock consideration.

Each outstanding option issued pursuant to Centennial Bancorp's 1993 Incentive Stock Option Plan, 1993 Stock Option Plan for Nonemployee Directors, and Restated 1995 Stock Incentive Plan is no longer exercisable for shares of Centennial common stock, but instead, constitutes an option to acquire, on the same terms and conditions as were applicable to such option immediately prior to consummation of the merger, that number of shares of Umpqua common stock equal to the product of the number of shares of Centennial common stock for which such option was exercisable and 0.5343. The exercise price for each option shall be equal to the exercise price per share for such option immediately prior to the effective time of the merger divided by 0.5343.

The purpose of this post-effective amendment is to register on Form S-8 shares of Umpqua common stock previously registered on Form S-4 that will be issued pursuant to the exercise of options originally granted under the Centennial Bancorp plans. Umpqua assumed the obligations of Centennial under each of the three plans.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement

(a)  Umpqua's annual report on Form 10-K for the year ended December 31, 2001.

(b)  Umpqua's quarterly reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002, and September 30, 2002. Umpqua's current report on Form 8-K filed January 2, 2002.

(c)  The description of the registrant's common stock contained in the registrant's registration statement on Form S-4/A dated and effective September 30, 2002.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Foster Pepper & Shefelman LLP, special counsel to the registrant, is passing upon the validity of the common stock being registered. A partner of Foster Pepper & Shefelman LLP owns approximately 33,000 shares of common stock. Other attorneys in such law firm own shares of the registrant, but such shares are immaterial in amount.

Item 6. Indemnification of Directors and Officers.

As an Oregon corporation, Umpqua is subject to the provisions of the Oregon Business Corporation Act (the "OBCA"). The OBCA permits a corporation to indemnify an individual who is made a party to a proceeding because such individual is or was a director of the corporation against liability incurred in the proceeding if:

  His or her conduct was in good faith;
  He or she reasonably believed that his or her conduct was in the corporation's best interest, or at least not opposed to the corporation's best interests; and
  In the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Unless a corporation's articles of incorporation provide otherwise, indemnification is mandatory if the director is wholly successful on the merits or otherwise in such a proceeding, or if a court of competent jurisdiction orders the corporation to indemnify the director. Umpqua's articles of incorporation do not limit the statutory right to indemnification.

Under the OBCA, a corporation may not, however, indemnify the individual if the individual was adjudged liable:

  to the corporation in a proceeding by or in the right of the corporation; or
  in any proceeding charging improper personal benefit on the basis that he or she improperly received a personal benefit.

The OBCA also provides that a corporation's articles of incorporation may limit or eliminate the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that no such provision shall eliminate the liability of a director for:

  any breach of the directors' duty of loyalty to the corporation or its shareholders;
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
  any unlawful distribution; or
  any transaction from which the director derived an improper personal benefit.

Umpqua's articles of incorporation provide that we will indemnify our directors and officers against reasonable expenses(including attorney fees), judgments, fines, penalties, excise taxes or settlement payments incurred or suffered by reason of service as a director or officer or at Umpqua's request as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Umpqua's articles of incorporation limit monetary liability of our directors for their conduct as directors to the fullest extent permitted under the OBCA. If the OBCA is amended to further limit the directors' liability, Umpqua's articles would incorporate such amendment on its effective date.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits required by Item 601 of Regulation S-K filed herewith or incorporated by reference are as follows:

Exhibits

4.1    Centennial Bancorp Restated 1995 Stock Incentive Plan *
4.2    Centennial Bancorp 1993 Incentive Stock Option Plan
4.3    Centennial Bancorp 1993 Stock Option Plan for Nonemployee Directors
5.1    Opinion of Foster Pepper & Shefelman LLP
23.1  Consent of Deloitte & Touche LLP
23.2  Consent of Foster Pepper & Shefelman LLP (Included in Exhibit 5.1)
24      Power of Attorney (contained on signature page to Umpqua's registration statement on Form
          S-4 filed September 9, 2002, to which this post-effective amendment on Form S-8 relates)

*        Incorporated by reference to Centennial Bancorp's annual report on Form 10-K for the year ended December 31, 1996.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 1 on Form S-8 to the registrant's registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on November 19, 2002.
UMPQUA HOLDINGS CORPORATION By: /s/ Raymond P. Davis Raymond P. Davis President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, Post-Effective Amendment No. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	* Allyn C. Ford, Director	Date: November 19, 2002

By:	* Lynn K. Herbert, Director	Date: November 19, 2002

By:	David B. Frohnmayer, Director	Date: , 2002

By:	Richard Williams, Director	Date: , 2002

By:	* Scott Chambers, Director	Date: November 19, 2002

By:	Brian Obie, Director	Date: , 2002

By:	* James D. Coleman, Director	Date: November 19, 2002

By:	Katherine Keene, Director	Date: , 2002

By:	* William Lansing, Director	Date: November 19, 2002

By:	Dan Giustina, Director	Date: , 2002

By:	/s/Raymond P. Davis Raymond P. Davis, Director Chief Executive Officer/President	Date: November 19, 2002

By:	/s/Daniel A. Sullivan Daniel A. Sullivan, Executive Vice President Chief Financial Officer Principal Accounting Officer	Date: November 19, 2002

*	By:/s/Daniel A. Sullivan Daniel A. Sullivan, Attorney-in-Fact	Date:November 19, 2002

EXHIBIT INDEX

Exhibits

4.1	Centennial Bancorp Restated 1995 Stock Incentive Plan *
4.2	Centennial Bancorp 1993 Incentive Stock Option Plan
4.3	Centennial Bancorp 1993 Stock Option Plan for Nonemployee Directors
5.1	Opinion of Foster Pepper & Shefelman LLP
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Foster Pepper & Shefelman LLP (Included in Exhibit 5.1)
24	Power of Attorney (contained on signature page to Umpqua's registration statement on Form S-4 filed September 9, 2002, to which this post-effective amendment on Form S-8 relates)

*	Incorporated by reference to Centennial Bancorp's annual report on Form 10-K for the year ended December 31, 1996.

EXHIBIT 4.2

CENTENNIAL BANCORP
1993 INCENTIVE STOCK OPTION PLAN
 (Restated to reflect amendments effective August 20, 1996;
Restated by the Board of Directors
effective as of April 13, 1994; Restatement
also reflects 11-for-10 stock split effected
in February 1994)

1.     PURPOSES

The growth and success of Centennial Bancorp (Corporation) and its Affiliates are dependent upon their ability to obtain and retain the services of officers and other management employees of the highest competence, and to provide incentives for effective service and high-level performance. The purposes of this 1993 Incentive Stock Option Plan (Plan) are to provide a means whereby the Corporation can continue to attract, motivate, and retain officers and management employees who can contribute materially to the Corporation's growth and success, and to facilitate the acquisition of shares of the Corporation's Common Stock by officers and other management employees of the Corporation and its Affiliates pursuant to options meeting the requirements of Sec. 422 of the Internal Revenue Code (IRC), so that the officers and management employees will more closely identify their interests with those of the Corporation and its shareholders. The term Affiliate shall mean any parent or subsidiary of the Corporation within the meaning of IRC Sec. 424(e) and (f).

2.     STOCK

The Stock subject to options under the Plan shall be shares of the Corporation's authorized but unissued Common Stock with a par value of $2.00 per share (Stock). Subject to the adjustments described in Section 6 of the Plan, the aggregate number of shares that may be issued pursuant to the Plan shall not exceed 165,000 shares of Stock. In the event any outstanding option granted under the Plan for any reason expires or is terminated, the shares of Stock allocable to the unexercised portion of the option may again be subjected to options under the Plan.

3.     ELIGIBILITY

All officers and management employees of the Corporation and its Affiliates shall be eligible to participate in the Plan. The persons who shall receive awards of options shall be such officers and management employees of the Corporation and its Affiliates as may be selected from time to time by the stock option committee (Committee). More than one option may be granted to the same employee.

4.     ADMINISTRATION

4.1.   COMMITTEE

The Committee may be the board of directors of the Corporation (Board), if all the directors are nonemployee directors (as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended) or may be a committee which consists solely of two or more nonemployee directors of the Corporation. If a separate Committee is established to administer the Plan, the Committee shall select one of its members as its chairperson, and shall hold its meetings at such times and places as it shall deem advisable. A majority of the members of the separate Committee shall constitute a quorum. Any action may be taken by a written instrument signed by all Committee members, with the same effect as if the action were taken by vote of a majority of the members at a meeting duly called and held. Members of the Committee shall be subject to removal by the Board without cause at any time. Members of the Board who are eligible employees are permitted to participate in the Plan.

4.2.   AUTHORITY

The Committee shall have full power and authority, subject to the provisions of the Plan, to:

4.2.1.  Designate participants;

4.2.2.  Determine the number of options to be granted to each participant;

4.2.3.  Determine the terms of option agreements for each option;

4.2.4.  Supervise administration of the Plan;

4.2.5.  Interpret the provisions of the Plan and option agreements granted thereunder; and

4.2.6.  Take all action in connection with the Plan as it deems necessary or advisable.

Every finding, decision, and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all interested persons. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

5.     TERMS AND CONDITIONS OF OPTIONS

The Committee may grant stock options to such eligible officers and management employees as the Committee may from time to time select in its sole discretion. Stock options under the Plan granted by the Committee shall be evidenced by stock option agreements in such form as the Committee shall from time to time approve, and shall comply with and be subject to the following terms and conditions:

5.1.   DOLLAR LIMIT ON OPTIONS EXERCISABLE

The aggregate fair market value, determined as of the date an option is granted, of Stock (or any other class of capital stock of the Corporation) with respect to which options meeting the requirements of IRC Sec. 422 are exercisable for the first time by any employee during any calendar year under the Plan or under any other plan of the Corporation or of an Affiliate, shall not exceed $100,000.

5.2.   NUMBER OF SHARES

Each option agreement shall state the number of shares of Stock subject to the option.

5.3.   OPTION PRICE

Each option agreement shall state the option price, which shall be not less than 100% (110% for 10% Shareholders, as defined below) of the fair market value, on the date the option is granted, of the shares of Stock subject to the option. A 10% Shareholder is any person who, at the time an option is granted, owns stock of the Corporation possessing more than 10% of the combined voting power of all classes of stock of the Corporation or any Affiliate.

5.4.    DETERMINATION OF FAIR MARKET VALUE

The fair market value per share of Stock, as of any date, shall be determined as follows:

5.4.1.   If the Stock is listed on any established stock exchange, its fair market value shall be the closing sale price of the Stock (or the average of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Stock) on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

5.4.2.   If the Stock is quoted on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (NASDAQ) System, its fair market value shall be the average of the closing bid and asked prices for the Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

5.4.3.    In the absence of an established market for the Stock, the fair market value thereof shall be determined in good faith by the Committee.

5.5.   OPTION PERIOD AND LIMITATIONS ON EXERCISE

5.5.1.   Each option shall be exercisable by the optionee either immediately or after such vesting period, and according to such vesting schedule for exercise, or in such other manner as the Committee shall provide in the option agreement at the time the option is granted. Each option shall expire and shall not be exercisable after the expiration of 10 years [five years for 10% Shareholders] from the date the option is granted, or such lesser period as may be established by the Committee at the time the option is granted.

5.5.2.   Notwithstanding any other provision of the Plan, an option granted under the Plan shall be exercisable only while the optionee remains an employee of the Corporation or an employee of an Affiliate and, to the extent it was exercisable on the date of termination of employment, for a period ending on the earlier of the expiration date of the term of the option or three months after the date of the optionee's termination of employment, except that, in the event of (a) an optionee's termination of employment by reason of disability [within the meaning of IRC Sec. 22(e)(3)], or (b) an optionee's death while an employee of the Corporation or of an Affiliate, the option will remain exercisable, to the extent it was exercisable on the date of termination or the date of death, by the optionee or by the optionee's estate or devisee, until the earlier of the expiration date of the option or one year after the date of the optionee's termination of employment or death.

5.6.   SECURITIES RESTRICTIONS

All options granted under the Plan, and shares of Stock issued pursuant to the exercise thereof, shall be subject to the following conditions:

5.6.1.   If the Committee at any time determines that registration or qualification of the Plan, the Stock, or any option under state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, then the option may not be exercised, in whole or in part, until the registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

5.6.2.   Any person purchasing or receiving shares of Stock may be required by the Corporation to give a written representation that he or she is acquiring the shares for his or her own account for investment and not with a view to the distribution of the shares.

5.6.3.   No option granted to a person who is subject to the reporting requirements of Section 16 of the Exchange Act shall vest prior to the expiration of six months after the date the option is granted; provided, however, that, with respect to options conditionally granted prior to shareholder approval of the Plan, the six-month period shall commence upon such shareholder approval.

5.6.4.   The transfer of shares of Stock acquired pursuant to the Plan may be restricted and limited in such manner and for such period of time as may, in the opinion of counsel to the Corporation, be reasonably required in order to comply with all applicable securities laws and regulations, with applicable rules and regulations of any securities exchange or dealer association, and with the provisions of any underwriting agreement relating to the shares of any class of stock of the Corporation.

5.6.5.   Notice of the restrictions and limitations on the transfer of shares of Stock may be included in a legend imprinted by the Corporation on each certificate representing the shares.

5.7.     EXERCISE OF OPTION AND PAYMENT OF PRICE

5.7.1.   The price upon exercise of an option to purchase shares under the Plan shall be payable to the Corporation in cash or, in the discretion of the Committee, in other shares of Stock or a combination of cash and other shares of Stock, which have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is then being exercised, less the amount of any cash payment then made by the optionee.

5.7.2.    The date of exercise of a stock option will be the later of the date on which the written notice of exercise is mailed or personally delivered to the Corporation's secretary or the date on which the Corporation shall have received payment in full of the purchase price for the shares.

5.7.3.    Shares issued upon exercise of an option shall be issued in the name of the optionee or, if requested by the optionee, in the name of the optionee and his or her spouse. Until the stock certificate evidencing such shares is issued (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned Stock, notwithstanding the exercise of the option. Subject to Section 5.6, the Corporation shall issue (or cause to be issued) such stock certificate promptly after the option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 6 of the Plan.

5.8   NONTRANSFERABILITY

Options shall not be transferable except by testamentary disposition or by the laws of descent and distribution, and shall be exercisable during an optionee's lifetime only by the optionee.

5.9.   OTHER PROVISIONS

Any option agreement may contain such other or additional terms and provisions as may be determined by the Committee to be consistent with the Plan, or necessary or desirable to comply with the provisions of applicable laws, rules, or regulations.

6.     ADJUSTMENT

6.1.   CHANGES IN CAPITALIZATION

Subject to any required action by the shareholders of the Corporation, the number of shares of Stock covered by each outstanding option, and the number of shares of Stock which have been authorized for issuance under the Plan but as to which no options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an option, as well as the price per share of Stock covered by each such outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Stock, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Corporation. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. In connection with any adjustment under this Section 6.1 resulting in a fractional share interest, the interest shall be rounded down to the nearest whole share if the interest is less than 0.5 share; otherwise, the fractional share interest shall be rounded up to the nearest whole share. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an option.

6.2.     DISSOLUTION OR LIQUIDATION

In the event of the proposed dissolution or liquidation of the Corporation, to the extent that an option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Committee may, in the exercise of its sole discretion in such instance, declare that any option shall terminate as of a date fixed by the Committee and give each optionee the right to exercise his or her option as to all or any part of the optioned Stock, including shares as to which the option would not otherwise be exercisable.

6.3.     MERGER OR ASSET SALE

In the event of a merger of the Corporation into another corporation, or the sale of substantially all of the assets of the Corporation, the Corporation shall use its commercially reasonable efforts to cause each outstanding option to be assumed or an equivalent option or right to be substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the option or to substitute an equivalent option, the optionee shall have the right to exercise the option as to all of the optioned Stock, including shares as to which it would not otherwise be exercisable, unless the Committee, in its sole discretion, determines otherwise. If an option is not assumed or substituted in the event of a merger or sale of assets, the Committee shall notify the optionee as to what portion of the option is exercisable, and such portion of the option shall remain exercisable for a period of 15 days from the date of such notice. The option will terminate in full upon the expiration of such 15-day period. For the purposes of this Section 6.3, the option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase, for each share of optioned Stock subject to the option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the option, for each share of optioned Stock subject to the option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Stock in the merger or sale of assets.

7.     PROCEEDS

The proceeds received by the Corporation from the sale of Stock pursuant to the Plan will be used for general corporate purposes.

8.     NO OBLIGATION TO EXERCISE; NO RIGHT TO CONTINUED EMPLOYMENT

The granting of an option shall impose no obligation on the optionee to exercise the option. The granting of an option does not confer on the optionee any right to be continued in the employment of the Corporation.

9.     AMENDMENT AND DISCONTINUANCE

The Board may alter, amend, suspend, or terminate the Plan, provided that the Board may not, without the approval of the holders of a majority of the shares of Stock of the Corporation present or represented by a proxy and entitled to vote at a duly constituted shareholder meeting:

9.1.     Increase the aggregate number of shares of Stock for which options may be granted under the Plan (except for adjustments pursuant to Section 6 of the Plan);

9.2.     Materially modify the requirements as to eligibility for participation in the Plan; or

9.3.     Materially increase the benefits afforded participants under the Plan.

10.     TERM OF PLAN AND EFFECTIVE DATE

The Plan shall become effective on the later of the date the Plan is adopted by the Board or the date the Plan is approved by the holders of a majority of the shares of Stock of the Corporation present or represented by a proxy and entitled to vote at a duly constituted shareholder meeting. The Plan must be so approved by the shareholders of the Corporation within 12 months after the Plan is adopted by the Board. Until such approval is received, any options granted under the Plan shall be conditioned upon such approval and may not be exercised until the approval of shareholders is obtained. If the Plan terminates as a result of failure to receive shareholder approval, all options conditionally granted under the Plan shall be null and void. Options may be granted pursuant to the Plan from time to time within 10 years after the earlier of the date the Plan is adopted by the Board or the date the Plan is approved by the shareholders. The Plan will automatically terminate when all options under it have been exercised or have expired.

STATEMENT OF ADOPTION

I, MICHAEL J. NYSINGH, CHIEF FINANCIAL OFFICER OF CENTENNIAL BANCORP, HEREBY CERTIFY THAT THE FOREGOING 1993 INCENTIVE STOCK OPTION PLAN WAS DULY APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS OF THE CORPORATION ON DECEMBER 13, 1993, WAS RESTATED BY THE BOARD OF DIRECTORS EFFECTIVE AS OF APRIL 13, 1994, AND WAS APPROVED BY THE SHAREHOLDERS OF THE CORPORATION ON JUNE 21, 1994.

/s/Michael J. Nysingh Chief Financial Officer

EXHIBIT 4.3

CENTENNIAL BANCORP
1993 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
 (Restated to reflect amendments effective August 20, 1996;
restated by the Board of Directors
effective as of April 13, 1994; Restatement
also reflects 11-for-10 stock split effected
in February 1994)

1.     PURPOSES OF THE PLAN

The purposes of the Centennial Bancorp 1993 Stock Option Plan for Nonemployee Directors (the Plan) are to attract and retain the services of experienced and knowledgeable nonemployee directors of Centennial Bancorp (Corporation) and its subsidiaries, and to provide an incentive for such directors to increase their proprietary interest in the Corporation's long-term success and progress.

2.     STOCK

The Stock subject to options under the Plan shall be shares of the Corporation's authorized but unissued Common Stock with a par value of $2.00 per share (Stock). Subject to the adjustments described in Section 6 of the Plan, the aggregate number of shares that may be issued pursuant to the Plan shall not exceed 104,500 shares of Stock. In the event any outstanding option granted under the Plan for any reason expires or is terminated, the shares of Stock allocable to the unexercised portion of the option may again be subjected to options under the Plan.

3.     PARTICIPATION IN THE PLAN

        3.1.   For purposes of the Plan, the term Director shall mean a person who: (a) is serving as a director of the Corporation or of any subsidiary of the Corporation; and (b) was not an employee of the Corporation or of any subsidiary during the 24 months period ending with the date as of which a determination of eligibility to participate in the Plan is made.

       3.2.   Each person who is serving as a Director on the date of approval of the Plan by the board of directors (Board) of the Corporation shall receive an option to acquire 5,500 shares under the Plan. The Grant Date for each option under this Section 3.2 shall be the date of approval of the Plan by the Board.

       3.3.   Each person who is subsequently elected as a Director and who has not previously been granted an option under the Plan shall be granted such options under the Plan as may be determined by the Committee in its discretion; provided, that the aggregate number of shares for which options may be granted under the Plan to any Director shall not exceed 5,500 shares. The Grant Date for each such option granted under this Section 3.3 shall be the effective date of the grant as specified by the Committee in the option agreement executed pursuant to Section 5.1 of the Plan, but shall be no earlier than the date of the optionee's election as a Director.

4.     ADMINISTRATION

The Plan shall be administered by a committee of two or more nonemployee directors (as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended), (Committee) appointed by the Board. Subject to the terms of the Plan, the Committee shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. No member of the Committee shall participate in any decision relating exclusively to an option granted to such person. Every finding, decision, and determination made by the Committee shall, to the full extent permitted by law, be final and binding upon all interested persons. No member of the Committee or the Board shall be liable for any action, recommendation, or determination made in good faith with respect to the Plan or any option granted under it.

5.     TERMS AND CONDITIONS OF OPTIONS

     Each option granted to a Director under the Plan and the issuance of shares thereunder shall be subject to the following terms:

     5.1   Option Agreement. Each option granted under the Plan shall be evidenced by an option agreement (an Agreement) duly executed on behalf of the Corporation and by the Director to whom such option is granted. Each Agreement shall comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee. No option shall be granted within the meaning of the Plan and no purported grant of any option shall be effective until an Agreement shall have been duly executed on behalf of the Corporation and the Director to whom the option is to be granted.

     5.2.   Option Exercise Price. The option exercise price for an option granted under the Plan shall be the fair market value of the shares covered by the option on its Grant Date. The fair market value per share of Stock, as of any date, shall be determined as follows:

     5.2.1.   If the Stock is listed on any established stock exchange, its fair market value shall be the closing sale price of the Stock (or the average of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in the Stock) on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

     5.2.2.   If the Stock is quoted on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation (NASDAQ) System, its fair market value shall be the average of the closing bid and asked prices for the Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

     5.2.3.   In the absence of an established market for the Stock, the fair market value thereof shall be determined in good faith by the Committee.

     5.3.   Vesting. Options granted under this Plan may be exercised any time after they have vested according to the following schedule (rounded to the nearest whole share for each of the first two years):

Years of Service as Director	Portion of Shares Vested

1 2 3	1/3 2/3 All

       For purposes of vesting, a Director will receive one year of credit for each full 12 months of past service as a Director, including periods of service prior to adoption of the Plan by the Board. In the event of a change of control of the Corporation, all nonvested shares will fully vest immediately. For the purpose of this Section 5.3, the term change of control shall mean any of the following events: (a) execution of an agreement providing for the sale or exchange of 50% or more of the outstanding common shares of the Corporation; (b) Board or shareholder approval of the merger of the Corporation into another company which is the surviving corporation of the merger; or (c) Board of shareholder approval of the sale of all or substantially all of the assets of the Corporation.

     5.4.   Time and Manner of Exercise of Options. Vested options may be exercised in full at one time or in part from time to time. An option may be exercised by giving written notice, signed by the person exercising the option, to the Corporation stating the number of shares with respect to which the option is being exercised, accompanied by cash payment in full for such shares.

     5.5.   Term of Options. Each option shall expire not more than 10 years from the date of the granting thereof, but shall be subject to earlier termination as follows:

     5.5.1.   In the event of the death of an optionee, the vested portion of the option granted to such optionee may be exercised within one year after the date of death of the optionee or prior to the date on which the option expires by its terms, whichever is earlier, by the estate of the optionee, or by any person or persons whom the optionee shall have designated in writing on forms prescribed by and filed with the Corporation or, if no such designation has been made, by the person or persons to whom the optionee's rights have passed, by will or the laws of descent and distribution.

     5.5.2.   In the event that an optionee ceases to be a Director for any reason (including the optionee's death), all nonvested options shall expire and terminate as of the date the optionee ceased to be a Director, but any options vested as of that date may be exercised by the optionee within one year after the date the optionee ceases to be a Director or prior to the date on which the option expires by its terms, whichever is earlier.

     5.6.   Transferability. The right of an optionee to exercise an option granted under the Plan shall not be assignable or transferable by the optionee otherwise than by will or the laws of descent and distribution, and any such option shall be exercisable during the lifetime of the optionee only by the optionee, except that the right of an optionee to exercise an option granted under the Plan may be assigned or transferred pursuant to a qualified domestic relations order, and except that with the consent of the Committee, options may be assigned or transferred.

      5.7.   Participant's or Successor's Rights as Shareholder. Neither the recipient of an option under the Plan nor his or her successor(s) in interest shall have any rights as a shareholder of the Corporation with respect to any shares subject to an option granted to such person until such person becomes a holder of record of such shares.

      5.8.   Regulatory Approval and Compliance. All options granted under the Plan, and shares of Stock issued pursuant to the exercise thereof, shall be subject to the following conditions:

      5.8.1.   If the Committee at any time determines that registration or qualification of the Plan, the Stock, or any option under state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, then the option may not be exercised, in whole or in part, until the registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

      5.8.2.   Any person purchasing or receiving shares of Stock pursuant to the Plan may be required by the Corporation to give a written representation that he or she is acquiring the shares for his or her own account for investment and not with a view to the distribution of the shares.

      5.8.3.   The transfer of shares of Stock acquired pursuant to the Plan may be restricted and limited in such manner and for such period of time as may, in the opinion of counsel to the Corporation, be reasonably required in order to comply with all applicable securities laws and regulations, with applicable rules and regulations of any securities exchange or dealer association, and with the provisions of any underwriting agreement relating to the shares of any class of stock of the Corporation.

      5.8.4.   Notice of the restrictions and limitations on the transfer of shares of Stock may be included in a legend imprinted by the Corporation on each certificate representing the shares.

      5.9.     OTHER PROVISIONS

Any option Agreement may contain such other or additional terms and provisions as may be determined by the Committee to be consistent with the Plan, or necessary or desirable to comply with the provisions of applicable laws, rules, or regulations.

6.     ADJUSTMENT

     6.1.   CHANGES IN CAPITALIZATION

     Subject to any required action by the shareholders of the Corporation, the number of shares of Stock covered by each outstanding option, and the number of shares of Stock which have been authorized for issuance under the Plan but as to which no options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an option, as well as the price per share of Stock covered by each such outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Stock, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Corporation. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. In connection with any adjustment under this Section 6.1 resulting in a fractional share interest, the interest shall be rounded down to the nearest whole share if the interest is less than 0.5 share; otherwise, the fractional share interest shall be rounded up to the nearest whole share. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an option.

      6.2.     DISSOLUTION OR LIQUIDATION

      In the event of the proposed dissolution or liquidation of the Corporation, to the extent that an option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Committee may, in the exercise of its sole discretion in such instance, declare that any option shall terminate as of a date fixed by the Committee and give each optionee the right to exercise his or her option as to all or any part of the optioned Stock, including shares as to which the option would not otherwise be exercisable.

      6.3.     MERGER OR ASSET SALE

      In the event of a merger of the Corporation into another corporation, or the sale of substantially all of the assets of the Corporation, the Corporation shall use its commercially reasonable efforts to cause each outstanding option to be assumed or an equivalent option or right to be substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the option or to substitute an equivalent option, the optionee shall have the right to exercise the option as to all of the optioned Stock, including shares that have become exercisable pursuant to Section 5.3. If an option is not assumed or substituted in the event of a merger or sale of assets, the Committee shall notify the optionee that all of his or her option is exercisable, and the option shall remain fully exercisable for a period of 15 days from the date of such notice. The option will terminate in full upon the expiration of such 15-day period. For the purposes of this paragraph, the option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase, for each share of optioned Stock subject to the option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the option, for each share of optioned Stock subject to the option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Stock in the merger or sale of assets.

7.    PROCEEDS

      The proceeds received by the Corporation from the sale of Stock pursuant to the Plan will be used for general corporate purposes.

8.    NO OBLIGATION TO EXERCISE

      The granting of an option shall impose no obligation on the optionee to exercise the option, and does not confer on the optionee any right to continue as a Director of the Corporation.

9.    AMENDMENT AND DISCONTINUANCE

      The Board may alter, amend, suspend, or terminate the Plan, provided that the Board may not, without the approval of the holders of a majority of the shares of Stock of the Corporation present or represented by a proxy and entitled to vote at a duly constituted shareholder meeting:

      9.1.     Increase the aggregate number of shares of Stock for which options may be granted under the Plan (except for adjustments pursuant to Section 6 of the Plan);
      9.2.     Materially modify the requirements as to eligibility for participation in the Plan; or
      9.3.     Materially increase the benefits afforded participants under the Plan.

10.   TERM OF PLAN AND EFFECTIVE DATE

      The Plan shall become effective on the later of the date the Plan is adopted by the Board or the date the Plan is approved by the holders of a majority of the shares of Stock of the Corporation present or represented by a proxy and entitled to vote at a duly constituted shareholder meeting. The Plan must be so approved by the shareholders of the Corporation within 12 months after the Plan is adopted by the Board. Until such approval is received, any options granted under the Plan shall be conditioned upon such approval and may not be exercised until at least six months after the approval of shareholders is obtained. If the Plan terminates as a result of failure to receive shareholder approval, all options conditionally granted under the Plan shall be null and void. Options may be granted pursuant to the Plan from time to time within 10 years after the earlier of the date the Plan is adopted by the Board or the date the Plan is approved by the shareholders. The Plan will automatically terminate when all options under it have been exercised or have expired.

STATEMENT OF ADOPTION

I, MICHAEL J. NYSINGH, CHIEF FINANCIAL OFFICER OF CENTENNIAL BANCORP, HEREBY CERTIFY THAT THE FOREGOING 1993 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS WAS DULY APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS OF THE CORPORATION ON DECEMBER 13, 1993, WAS RESTATED BY THE BOARD OF DIRECTORS EFFECTIVE AS OF APRIL 13, 1994, AND WAS APPROVED BY THE SHAREHOLDERS OF THE CORPORATION ON JUNE 21, 1994.
/s/ Michael J. Nysingh Chief Financial Officer

EXHIBIT 5.1

[Letterhead of Foster Pepper & Shefelman LLP]

November 19, 2002

Board of Directors
Umpqua Holdings Corporation
200 SW Market Street, Suite 1900
Portland, Oregon 97201

Re:    Merger with Centennial Bancorp

Ladies and Gentlemen:

     This firm has acted as counsel to Umpqua Holdings Corporation in connection with a merger (the "Merger") in which Centennial Bancorp was merged with and into Umpqua Holdings Corporation (the "Company") pursuant to an Agreement and Plan of Reorganization dated July 22, 2002, and an accompanying Plan of Merger (together, the "Plan"), and in connection with the preparation and filing of:

  the Company's Registration Statement on Form S-4 (File No. 333-99301) filed with the Securities and Exchange Commission covering shares of Company common stock to be issued in the Merger (as amended, the "Registration Statement"); and
  Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the "Amendment") covering the shares of Company common stock (the "Shares") to be issued upon the exercise after the Merger of options originally issued by Centennial Bancorp in accordance with the terms of the Centennial Bancorp 1993 Incentive Stock Option Plan, the Centennial Bancorp 1993 Stock Option Plan for Nonemployee Directors, and the Centennial Bancorp Restated 1995 Stock Incentive Plan (the "Plans"), and the agreements governing such options.

Capitalized terms not otherwise specifically defined herein have the meanings given them in the Plans.

     In the course of our representation we have examined the Registration Statement including the Amendment, the Plans, copies of the Articles of Incorporation, Bylaws, and excerpts of minutes of meetings of the Boards of Directors of the Company and Centennial Bancorp. We have also received from officers of the Company certain other documents, corporate records, certificates and representations concerning factual matters. We have reviewed such documents and certificates, made such inquiries of public officials, and made such review of laws as we consider necessary for purposes of this opinion. We have relied as to matters of fact upon the above documents and investigation. We have assumed without investigation the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete original documents of all documents submitted to us as certified or photostatic copies.

Based upon the foregoing and subject to the qualifications and exceptions heretofore and hereinafter set forth, we are of the opinion that the Shares have been duly authorized by the Company, and provided that the Registration Statement remains effective, such state and other securities laws as may be applicable have been complied with, and the Company has issued the Shares in the manner provided in the Plans and as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

This opinion is limited to the laws of the State of Oregon and applicable federal laws of the United States of America, and to the facts bearing on this opinion as they exist on the date of this letter. We disclaim any obligation to review or supplement this opinion or to advise you of any changes in the circumstances, laws or events that may occur after this date or otherwise update this opinion.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

FOSTER PEPPER & SHEFELMAN LLP

EXHIBIT 23.1

[Letterhead of Deloitte & Touche LLP]

Independent Auditor's Consent

We consent to the incorporation by reference in this post-effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-99301of Umpqua Holdings Corporation on Form S-4 of our report dated February 28, 2002, appearing in the Annual Report on Form 10-K of Umpqua Holdings Corporation for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP
Portland, Oregon
November 18, 2002